UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2021

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333- 234741	84-1766761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (607) 351-9768

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2021, Odyssey Semiconductor Technologies, Inc. (the “Company”) expanded the number of seats on the Board of Directors from four to five and appointed John S. Edmunds as the fifth member of the Board of Directors of the Company.

On the same day, the Company established an Audit Committee and appointed Mr. Edmunds and Richard Ogawa as members of the Audit Committee. Mr. Edmunds was also appointed as Chairman of the Audit Committee.

Mr. Edmunds served as Chief Financial Officer and Chief Accounting Officer of Inphi Corporation since January 2008. He previously served as Chief Financial Officer of Trident Microsystems, a semiconductor company, from June 2004 to January 2008. Mr. Edmunds also served as Senior Vice President and Chief Financial Officer for Oak Technology, Inc. from January 2000 until it was acquired by Zoran Corporation in August 2003. He continued to serve as Vice President of Finance for Zoran until June 2004. Mr. Edmunds started his career as a C.P.A. with Coopers & Lybrand in San Francisco and San Jose in 1980s. He holds a B.S. degree in finance and accounting from the University of California, Berkeley.

In connection with Mr. Edmunds’s appointment as a Director and Chairman of Audit Committee of the Company, the Company agreed to pay Mr. Edmunds (i) an annual cash compensation of $20,000; (ii) a one-time grant of non-qualified stock options under the Company 2019 Equity Compensation Plan to purchase a number of shares of common stock of the Company that have a value of $140,000 calculated using the fair market value of common stock of the Company as determined by the Board as of the date of grant, with an exercise price equal to the closing bid price of common stock of the Company on the OTCQB Market as of the date of grant; (iii) an annual grant of non-qualified stock options under the 2019 Plan to purchase a number of shares of common stock of the Corporation that have a value of $60,000, calculated using the fair market value of common stock of the Company as determined by the Board as of the date of grant, with an exercise price equal to the closing bid price of common stock of the Company on the OTCQB Market as of the date of grant; provided that Mr. Edmunds shall have served on the Board for at least six months prior to the date of grant; and (iv) reimbursement for reasonable out-of-pocket costs and travel expenses in connection with his attendance at meetings of the Board and Audit Committee.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On June 22, 2021, the Company published a press release regarding the appointment of Mr. Edmunds as a director of the Company.

A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 22, 2021	Odyssey Semiconductor Technologies, Inc.

	By:	/s/ Alex Behfar
Name: Alex Behfar
Title: Chairman and Chief Executive Officer